Exhibit 99.1

Trimble Reports Third Quarter 2014 Results

Third Quarter 2014 Revenue $584.8Million, Up 5 Percent

GAAP Operating Margin 1.9 Percent; Non-GAAP Operating Margin 20.3 Percent

GAAP Diluted Earnings Per Share $0.04; Non-GAAP Diluted Earnings Per Share $0.33

SUNNYVALE, Calif., Oct. 30, 2014 – Trimble (NASDAQ: TRMB) today announced financial results for the third quarter of 2014.

Third Quarter 2014 Financial Highlights

•	Third quarter 2014 revenue of $584.8 million was up 5 percent as compared to the third quarter of 2013. Engineering and Construction revenue was $342.3 million, up 10 percent, with growth across all major product categories. Field Solutions revenue was $88.8 million, down 11 percent due to weakness in sales of agriculture products, partially offset by an increase in Geographic Information System (GIS) sales. Mobile Solutions revenue was $121.2 million, up 7 percent due to double-digit growth in sales of transportation and logistics solutions. Advanced Devices revenue was $32.6 million, down 1 percent. Geographic results were mixed in the quarter. North America grew year-over-year in line with the second quarter, but Europe slowed overall, particularly in agriculture. Asia Pacific growth slowed in the quarter, with mixed performance across the region. Rest of World grew in the quarter, also with mixed performance across the geographies.

•	Both GAAP and non-GAAP profitability were negatively impacted by third quarter acquisitions, including the impact of non-cash write downs on pre-acquisition deferred revenue. The acquisitions are expected to be dilutive to fourth quarter 2014, and accretive to fiscal year 2015. In addition, GAAP results were negatively impacted by a $52 million reserve for legal matters primarily related to a jury verdict in the U.S. which the company plans to appeal. This legal reserve is excluded from non-GAAP results.

•	GAAP operating income was $11.1 million, down 82 percent as compared to the third quarter of 2013. GAAP operating margin was 1.9 percent of revenue as compared to 11.3 percent of revenue in the third quarter of 2013. Non-GAAP operating income of $118.4 million was up 0.2 percent as compared to the third quarter of 2013. Non-GAAP operating margin was 20.3 percent of revenue as compared to 21.2 percent of revenue in the third quarter of 2013.

•	GAAP net income was $11.8 million, down 78 percent as compared to the third quarter of 2013. Diluted GAAP earnings per share were $0.04 as compared to diluted GAAP earnings per share of $0.21 in the third quarter of 2013. Non-GAAP net income of $87.1 million was down 15 percent as compared to the third quarter of 2013. Diluted non-GAAP earnings per share were $0.33 as compared to diluted non-GAAP earnings per share of $0.39 in the third quarter of 2013.

•	The GAAP effective tax rate for the quarter was a benefit of (66 percent), as compared to a provision of 14 percent in the third quarter of 2013, primarily due to the tax effect of the $52 million reserve for legal matters. Excluding the tax impact of the legal reserve, the non-GAAP tax rate in the quarter was 25 percent, and was higher than expected due to differences in the geographic mix of pre-tax income.

•	Operating cash flow in the quarter was $95.9 million. Year-to-date operating cash flow was $310.5 million, an increase of 12 percent over fiscal 2013 year-to-date.

“While we recorded a year-over-year increase in revenue, the quarter was unimpressive. Our results in agriculture and Europe were both weaker than we originally anticipated,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Although we expect a challenging fourth quarter compared to last year’s performance, we believe we are improving our overall position in key markets.”

Forward Looking Guidance

For the fourth quarter of 2014 Trimble expects revenue to be between $560 million and $590 million with GAAP earnings per share of $0.09 to $0.15 and non-GAAP earnings per share of $0.26 to $0.32. Non-GAAP guidance excludes the amortization of intangibles of $39 million related to previous acquisitions, anticipated acquisition costs of $4 million, and the anticipated impact of stock-based compensation expense of $12 million. Both GAAP and non-GAAP earnings per share assume a 21 to 23 percent tax rate and approximately 264 million shares outstanding.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on October 30, 2014 at 1:30 p.m. PT to review its third quarter 2014 results. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The pass code is 22273266. The replay will also be available on the Web at the address above.

Use of Non-GAAP Financial Information

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Further, we believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures, which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding our financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the impact of acquisitions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the fourth quarter, the expected tax rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions and the anticipated number of shares outstanding and interest costs. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or integrate new acquisitions. The Company’s results would also be negatively impacted by weakening in the macro environment. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K, such as changes in economic conditions, critical part supply chain shortages, possible write-offs of goodwill, and regulatory proceedings affecting GPS. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Third Quarter of		First Three Quarters of
	2014	2013	2014	2013
Revenues:
Product	$415,490	$401,565	$1,327,054	$1,240,232
Service	98,366	85,521	291,747	251,628
Subscription	70,940	69,416	212,915	197,046

Total revenues	584,796	556,502	1,831,716	1,688,906

Cost of sales:
Product	189,331	187,865	605,452	587,059
Service	36,759	31,959	108,605	95,351
Subscription	21,876	21,223	58,460	62,190
Amortization of purchased intangible assets	20,057	20,402	60,963	59,938

Total cost of sales	268,023	261,449	833,480	804,538

Gross margin	316,773	295,053	998,236	884,368

Gross margin (%)	54.2%	53.0%	54.5%	52.4%
Operating expenses
Research and development	78,954	71,622	237,137	221,785
Sales and marketing	95,843	85,507	288,818	254,437
General and administrative	111,399	53,648	230,196	158,378
Restructuring	219	31	1,345	4,602
Amortization of purchased intangible assets	19,269	21,216	56,806	60,775

Total operating expenses	305,684	232,024	814,302	699,977

Operating income	11,089	63,029	183,934	184,391
Non-operating income (loss), net
Interest expense, net	(2,975)	(4,122)	(9,822)	(13,448)
Foreign currency transaction loss	(3,200)	(157)	(3,809)	(1,126)
Income from equity method investments, net	2,840	4,494	11,528	15,908
Other income (loss), net	(599)	268	12,567	847

Total non-operating income (loss), net	(3,934)	483	10,464	2,181

Income before taxes	7,155	63,512	194,398	186,572
Income tax provision (benefit)	(4,720)	8,892	36,371	28,067

Net income	11,875	54,620	158,027	158,505
Less: Net gain (loss) attributable to noncontrolling interests	43	151	(263)	(353)

Net income attributable to Trimble Navigation Ltd.	$11,832	$54,469	$158,290	$158,858

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.05	$0.21	$0.61	$0.62

Diluted	$0.04	$0.21	$0.60	$0.61

Shares used in calculating earnings per share:
Basic	260,329	257,037	260,398	256,135

Diluted	264,419	261,137	265,053	260,664

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Third Quarter of	Fiscal Year End
As of	2014	2013
Assets
Current assets:
Cash and cash equivalents	$139,477	$147,227
Accounts receivables, net	358,504	337,932
Other receivables	29,791	23,143
Inventories, net	278,028	254,311
Deferred income taxes	44,743	38,597
Other current assets	45,659	35,807

Total current assets	896,202	837,017
Property and equipment, net	153,823	142,975
Goodwill	2,051,560	1,989,470
Other purchased intangible assets, net	571,923	619,399
Other non-current assets	126,027	111,979

Total assets	$3,799,535	$3,700,840

Liabilities
Current liabilities:
Current portion of long-term debt	$69,020	$106,402
Accounts payable	104,758	112,522
Accrued compensation and benefits	87,980	95,866
Deferred revenue	205,714	159,295
Accrued warranty expense	20,422	17,781
Other accrued liabilities	85,074	85,124

Total current liabilities	572,968	576,990
Non-current portion of long-term debt	577,720	652,056
Non-current deferred revenue	25,274	20,431
Deferred income taxes	114,337	136,399
Other non-current liabilities	145,567	80,982

Total liabilities	1,435,866	1,466,858

Commitments and contingencies
Equity
Shareholders’ equity:
Common stock	1,197,146	1,106,017
Retained earnings	1,184,228	1,081,695
Accumulated other comprehensive income (loss)	(29,509)	33,194

Total Trimble Navigation Ltd. shareholders’ equity	2,351,865	2,220,906
Noncontrolling interests	11,804	13,076

Total equity	2,363,669	2,233,982

Total liabilities and equity	$3,799,535	$3,700,840

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Three Quarters of
	2014	2013
Cash flow from operating activities:
Net Income	$158,027	$158,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	24,068	19,630
Amortization expense	117,769	120,713
Provision for doubtful accounts	2,887	1,204
Deferred income taxes	(1,193)	(13,520)
Stock-based compensation	32,125	26,158
Income from equity method investments	(11,528)	(15,908)
Gain on an equity sale	(15,091)	—
Excess tax benefit for stock-based compensation	(14,094)	(8,803)
Provision for excess and obsolete inventories	3,553	1,551
Other non-cash items	5,422	738
Add decrease (increase) in assets:
Accounts receivables	(12,742)	(28,466)
Other receivables	(4,709)	4,047
Inventories	(27,234)	2,645
Other current and non-current assets	(12,929)	(22,765)
Add increase (decrease) in liabilities:
Accounts payable	(6,745)	(22,467)
Accrued compensation and benefits	(9,321)	(2,738)
Deferred revenue	41,861	46,891
Accrued warranty expense	2,735	347
Other liabilities	37,603	10,646

Net cash provided by operating activities	310,464	278,408

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(170,863)	(200,401)
Acquisitions of property and equipment	(34,952)	(57,646)
Acquisitions of intangible assets	(7,007)	(105)
(Purchases) sales of equity method investments	(10,939)	2,429
Dividends received from equity method investments	25,850	7,672
Increase in restricted cash	—	(6,696)
Other	(4,532)	(1,661)

Net cash used in investing activities	(202,443)	(256,408)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	53,601	37,667
Repurchase and retirement of common stock	(64,978)	—
Excess tax benefit for stock-based compensation	14,094	8,803
Proceeds from debt and revolving credit lines	32,027	332,021
Payments on debt and revolving credit lines	(143,274)	(440,886)

Net cash used in financing activities	(108,530)	(62,395)

Effect of exchange rate changes on cash and cash equivalents	(7,241)	(2,119)

Net decrease in cash and cash equivalents	(7,750)	(42,514)
Cash and cash equivalents - beginning of period	147,227	157,771

Cash and cash equivalents - end of period	$139,477	$115,257

REPORTING SEGMENTS

(Dollars in thousands)

(Unaudited)

	Reporting Segments
	Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices

THIRD QUARTER OF FISCAL 2014 :
Revenues	$342,272	$88,791	$121,171	$32,562
Operating income before corporate allocations:	$70,553	$25,185	$18,209	$9,091
Operating margin (% of segment external net revenues)	20.6%	28.4%	15.0%	27.9%
THIRD QUARTER OF FISCAL 2013 :
Revenues	$310,611	$99,466	$113,570	$32,855
Operating income before corporate allocations:	$73,488	$31,373	$15,276	$8,420
Operating margin (% of segment external net revenues)	23.7%	31.5%	13.5%	25.6%
FIRST THREE QUARTERS OF FISCAL 2014 :
Revenue	$1,019,620	$341,412	$362,679	$108,005
Operating income before corporate allocations:	$219,952	$116,794	$54,764	$32,850
Operating margin (% of segment external net revenues)	21.6%	34.2%	15.1%	30.4%
FIRST THREE QUARTERS OF FISCAL 2013 :
Revenue	$890,928	$362,811	$339,258	$95,909
Operating income before corporate allocations:	$183,301	$134,271	$42,284	$21,419
Operating margin (% of segment external net revenues)	20.6%	37.0%	12.5%	22.3%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)

(Unaudited)

		Third Quarter of						First Three Quarters of
		2014			2013			2014			2013
		Dollar	% of		Dollar	% of		Dollar	% of		Dollar	% of
		Amount	Revenue		Amount	Revenue		Amount	Revenue		Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$316,773	54.2%		$295,053	53.0%		$998,236	54.5%		$884,368	52.4%
Restructuring	( A )	108	0.0%		8	0.0%		325	0.0%		829	0.0%
Amortization of purchased intangible assets	( B )	20,057	3.4%		20,402	3.7%		60,963	3.3%		59,938	3.6%
Stock-based compensation	( C )	776	0.1%		609	0.1%		2,286	0.1%		1,816	0.1%
Amortization of acquisition-related inventory step-up	( D )	586	0.1%		378	0.1%		662	0.1%		1,505	0.1%

Non-GAAP gross margin:		$338,300	57.8%		$316,450	56.9%		$1,062,472	58.0%		$948,456	56.2%

OPERATING EXPENSES:
GAAP operating expenses:		$305,684	52.3%		$232,024	41.7%		$814,302	44.5%		$699,977	41.4%
Restructuring	( A )	(219)	0.0%		(31)	0.0%		(1,345)	-0.1%		(4,602)	-0.3%
Amortization of purchased intangible assets	( B )	(19,269)	-3.3%		(21,216)	-3.9%		(56,806)	-3.1%		(60,775)	-3.6%
Stock-based compensation	( C )	(10,262)	-1.8%		(8,296)	-1.5%		(29,839)	-1.6%		(24,342)	-1.4%
Acquisition / divestiture items	( E )	(4,056)	-0.7%		(2,891)	-0.5%		(7,416)	-0.4%		(9,285)	-0.5%
Litigation	( G )	(52,011)	-8.9%		(1,335)	-0.2%		(52,011)	-2.9%		(1,335)	-0.1%

Non-GAAP operating expenses:		$219,867	37.6%		$198,255	35.6%		$666,885	36.4%		$599,638	35.5%

OPERATING INCOME:
GAAP operating income:		$11,089	1.9%		$63,029	11.3%		$183,934	10.0%		$184,391	10.9%
Restructuring	( A )	327	0.1%		39	0.0%		1,670	0.1%		5,431	0.3%
Amortization of purchased intangible assets	( B )	39,326	6.7%		41,618	7.5%		117,769	6.4%		120,713	7.2%
Stock-based compensation	( C )	11,038	1.9%		8,905	1.6%		32,125	1.8%		26,158	1.5%
Amortization of acquisition-related inventory step-up	( D )	586	0.1%		378	0.1%		662	0.0%		1,505	0.1%
Acquisition / divestiture items	( E )	4,056	0.7%		2,891	0.5%		7,416	0.4%		9,285	0.6%
Litigation	( G )	52,011	8.9%		1,335	0.2%		52,011	2.9%		1,335	0.1%

Non-GAAP operating income:		$118,433	20.3%		$118,195	21.2%		$395,587	21.6%		$348,818	20.7%

NON-OPERATING INCOME (LOSS), NET:
GAAP non-operating income (loss), net:		$(3,934)			$483			$10,464			$2,181
Acquisition / divestiture items	( E )	1,699			14			6,004			(846)
Gain on an equity sale	( F )	—			—			(15,091)			—

Non-GAAP non-operating income, net:		$(2,235)			$497			$1,377			$1,335

			GAAP and			GAAP and			GAAP and			GAAP and
			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
			Tax Rate %	(K)		Tax Rate %	(K)		Tax Rate %	(K)		Tax Rate %	(K)
INCOME TAX PROVISION (BENEFIT):
GAAP income tax provision (benefit):		$(4,720)	-66%		$8,892	14%		$36,371	19%		$28,067	15%
Non-GAAP items tax effected	( H )	13,930			7,725			36,360			24,062
Tax on gain on an equity sale	( I )	—			—			(5,836)			—
Tax on RDS litigation	( J )	19,840			—			19,840			—

Non-GAAP income tax provision:		$29,049	25%		$16,617	14%		$86,735	22%		$52,129	15%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$11,832			$54,469			$158,290			$158,858
Restructuring	( A )	327			39			1,670			5,431
Amortization of purchased intangible assets	( B )	39,326			41,618			117,769			120,713
Stock-based compensation	( C )	11,038			8,905			32,125			26,158
Amortization of acquisition-related inventory step-up	( D )	586			378			662			1,505
Acquisition / divestiture items	( E )	5,755			2,905			13,420			8,439
Gain on an equity sale	( F )	—			—			(15,091)			—
Litigation	( G )	52,011			1,335			52,011			1,335
Non-GAAP tax adjustments	( H ),( I ),( J )	(33,770)			(7,725)			(50,364)			(24,062)

Non-GAAP net income attributable to Trimble Navigation Ltd.		$87,105			$101,924			$310,492			$298,377

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.04			$0.21			$0.60			$0.61
Restructuring	( A )	—			—			0.01			0.02
Amortization of purchased intangible assets	( B )	0.15			0.16			0.44			0.45
Stock-based compensation	( C )	0.04			0.03			0.12			0.10
Amortization of acquisition-related inventory step-up	( D )	—			—			—			0.01
Acquisition / divestiture items	( E )	0.02			0.01			0.05			0.03
Gain on an equity sale	( F )	—			—			(0.06)			—
Litigation	( G )	0.20			0.01			0.20			0.01
Non-GAAP tax adjustments	( H ),( I ),( J )	(0.12)			(0.03)			(0.19)			(0.09)

Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.33			$0.39			$1.17			$1.14

OPERATING LEVERAGE:
Increase in non-GAAP operating income		$238			$12,889			$46,769			$36,541
Increase in revenue		$28,294			$51,739			$142,810			$164,316
Operating leverage (increase in non-GAAP operating income as a % of increase in revenue)		0.8%			24.9%			32.7%			22.2%

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(Dollars in thousands, except per share data)

(Unaudited)

		Third Quarter of				First Three Quarters of
		2014		2013		2014		2013
			% of Segment		% of Segment		% of Segment		% of Segment
			Revenue		Revenue		Revenue		Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:		$70,553	20.6%	$73,488	23.7%	$219,952	21.6%	$183,301	20.6%
Stock-based compensation	(L)	3,599	1.1%	2,950	0.9%	11,030	1.1%	8,702	1.0%

Non-GAAP operating income before corporate allocations:		$74,152	21.7%	$76,438	24.6%	$230,982	22.7%	$192,003	21.6%

Field Solutions
GAAP operating income before corporate allocations:		$25,185	28.4%	$31,373	31.5%	$116,794	34.2%	$134,271	37.0%
Stock-based compensation	(L)	909	1.0%	714	0.8%	2,585	0.8%	2,258	0.6%

Non-GAAP operating income before corporate allocations:		$26,094	29.4%	$32,087	32.3%	$119,379	35.0%	$136,529	37.6%

Mobile Solutions
GAAP operating income before corporate allocations:		$18,209	15.0%	$15,276	13.5%	$54,764	15.1%	$42,284	12.5%
Stock-based compensation	(L)	1,313	1.1%	934	0.8%	3,773	1.0%	2,794	0.8%

Non-GAAP operating income before corporate allocations:		$19,522	16.1%	$16,210	14.3%	$58,537	16.1%	$45,078	13.3%

Advanced Devices
GAAP operating income before corporate allocations:		$9,091	27.9%	$8,420	25.6%	$32,850	30.4%	$21,419	22.3%
Stock-based compensation	(L)	514	1.6%	900	2.8%	1,516	1.4%	2,650	2.8%

Non-GAAP operating income before corporate allocations:		$9,605	29.5%	$9,320	28.4%	$34,366	31.8%	$24,069	25.1%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation and amortization of acquisition-related inventory step-up from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs from GAAP operating expenses, and litigation expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs and litigation expenses. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income, net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income, net excludes acquisition and divestiture gains/losses associated with unusual acquisition related items such as adjustments to the fair value of earn-out liabilities, intangible asset impairment charges and gains or losses related to the acquisition or sale of certain businesses and investments, and a gain on an equity sale. These gains/losses are specific to particular acquisitions and divestitures and vary significantly in amount and timing. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision (benefit)

Investors benefit from the exclusion of the tax impact on an equity sale and on the $51.3 million accrued for the RDS litigation because it facilitates comparisons to our past income tax provision. Non-GAAP items tax effected adjusts the provision for income taxes to reflect the effect of certain non-GAAP items on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, litigation expenses and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, litigation expenses and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

Non-GAAP operating leverage

We believe this information is beneficial to investors as a measure of how much incremental revenue contributed to our operating income. Non-GAAP operating leverage is the increase in non-GAAP operating income as a percentage of the increase in revenue. We believe that this information offers investors supplemental information to evaluate our current performance and to compare to our past non-GAAP operating leverage.

Non-GAAP segment operating income

Non-GAAP segment operating income excludes stock-based compensation from GAAP segment operating income. We believe this information is useful to investors because some may exclude stock-based compensation as an alternative view when assessing trends in the operating income of our segments.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangible assets, stock based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - ( L ) below,

(A)	Restructuring costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented however the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(B)	Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. US GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we expense our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(C)	Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the third quarter and the first three quarters of fiscal 2014 and 2013, stock-based compensation was allocated as follows:

	Third Quarter of		First Three Quarters of
(Dollars in thousands)	2014	2013	2014	2013
Cost of sales	$776	$609	$2,286	$1,816
Research and development	1,600	1,265	4,815	3,644
Sales and Marketing	2,062	1,816	6,022	5,341
General and administrative	6,600	5,215	19,002	15,357

	$11,038	$8,905	$32,125	$26,158

(D)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(E)	Acquisition / divestiture items. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, and integration costs. Included in our GAAP presentation of non-operating income (loss) net, acquisition / divestiture items includes unusual acquisition, investment, or divestiture gains/losses such as adjustments to the fair value of earn-out liabilities, and gains/losses on acquisitions or divestitures of certain businesses and investments. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F)	Gain on an equity sale. Included in our GAAP presentation of non-operating income, net this amount represents a gain on a partial equity sale of Virtual Site Solutions. We excluded the gain from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-GAAP measures because it facilitates an evaluation of our non-operating income trends.

(G)	Litigation. In the third quarter of 2013 this amount represents a settlement of litigation related to a pre-acquisition agreement with a contract manufacturer. In the third quarter of 2014 this amount includes $51.3M of estimated costs based on a jury verdict in favor of the plaintiff, Recreational Data Services, Inc. against the Company as well as $0.7M of costs based on an arbitration agreement. We have excluded these costs from our non-GAAP measures because they are non-recurring expenses that are not indicative of our ongoing operating results. We further believe that excluding these items from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(H)	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items ( A ) - ( E ) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(I)	Tax on gain on an equity sale. This amount represents the tax effect of a gain on a partial equity sale of Virtual Site Solutions. We excluded this item as it represents the tax effect of a non-recurring gain. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax rate in the current period to the non-GAAP tax rates in prior periods.

(J)	Tax on Recreational Data Services, Inc. litigation. This amount represents the tax effect of a loss recorded as a result of a jury verdict in favor of Recreational Data Services, Inc. We excluded this item as it represents the tax effect of a non-recurring expense. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it allows for period-over-period comparability.

(K)	GAAP and non-GAAP tax rate %. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.

(L)	Stock-based compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance as it is a non-cash expense. However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors. Stock-based compensation not allocated to the reportable segments was approximately $4.7 million and $3.4 million for the third quarter of fiscal 2014 and 2013, respectively, and $13.2 million and $9.8 million for the first three quarters of fiscal 2014 and 2013, respectively.